Exhibit 3.2
THIRD AMENDED AND RESTATED
BYLAWS
OF
COMMERCIAL NET LEASE REALTY, INC.
(adopted on August 18, 2005)
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered Office of Commercial Net Lease Realty, Inc. (the “Corporation”) shall be 300 East Lombard Street, Baltimore, Maryland 21202. The registered agent of the Corporation at such address is The Corporation Trust Incorporated.
     Section 2. Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Maryland, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETING OF STOCKHOLDERS
     Section 1. Time and Place. Meetings of the stockholders of the Corporation (the “Stockholders”) shall be held at such places, either within or without the State of Maryland, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meeting. The Annual Meeting of Stockholders for the election of directors and the transaction of other business shall be held, in each year, commencing with the year 1995, after delivery of the annual report referred to in Section 12 of this Article II, on such date and at such time and location as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Failure to hold the Annual Meeting does not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.
     Section 3. Special Meetings. The Chairman of the Board, the Chief Executive Officer or a majority of the members of the Board of Directors may call a Special Meeting of the Stockholders. A Special Meeting shall also be called by the Secretary of the Corporation upon the written request of the Stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. The Secretary shall inform such Stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment by such Stockholders to the Corporation of such costs, the Secretary shall give notice to each Stockholder entitled to notice of the meeting. Unless requested by Stockholders entitled to cast a majority of all votes entitled to be cast at such meeting, a Special Meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the Stockholders held during the preceding twelve (12) months.
     Section 4. Notice. Written notice of any meeting of Stockholders stating the place, date and hour of the meeting shall be given to each Stockholder entitled to vote thereat, either personally or by mail, not less than ten (10) nor more than ninety (90) days before the date of the meeting, unless a greater period of notice is required by statute in a particular case. In the case of a Special Meeting, the notice shall also state the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the Stockholder at the Stockholder’s address as it appears on the records of the Corporation.
     Section 5. Corporate Records and Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and keep, or cause to have prepared and kept, as part of the books and records of the Corporation, a list of the names and addresses of all Stockholders of the Corporation. Inspection of all the books and records of the Corporation by Stockholders shall be permitted to the extent provided by the Maryland General Corporation Law.
     Section 6. Quorum; Adjournments. Unless otherwise provided by statute or the Articles of Incorporation, at a meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting of Stockholders shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without further notice to a date not more than one hundred twenty (120) days after the original record date. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 7. Voting. A plurality of all votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the shares of stock are entitled to be voted. When a quorum is present at any meeting, the vote of the holders of a majority of the votes cast shall decide any other question brought before such meeting, unless more than a majority of the votes cast is required herein or by statute or by the Articles of Incorporation.
     Section 8. Voting Procedure. Unless otherwise provided in the Articles of Incorporation, each Stockholder shall, at every meeting of the Stockholders, regardless of class, be entitled to one (1) vote in person or by proxy for each share of stock held by such Stockholder.
     Section 9. Proxies. A Stockholder may cast the votes entitled to be cast by the share of stock owned of record by the Stockholder either in person or by proxy executed by the Stockholder or by the Stockholder’s duly authorized agent in any manner allowed by law. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
     Section 10. Voting of Stock By Certain Holders. Shares of stock of the Corporation registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, a manager, a managing member or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a by-law or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership or agreement of the members of the limited liability company presents a certified copy of such by-law, resolution or agreement, in which case such person may vote such stock. Any trustee or other fiduciary may vote stock registered in such person’s name as such fiduciary, either in person or by proxy.

     Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares of stock entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares of stock at any given time.
     The Directors may adopt by resolution a procedure by which a Stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the Stockholder are held for the account of a specified person other than the Stockholder. The resolution shall set forth the class of Stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Directors consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Stockholder of record of the specified shares of stock in place of the Stockholder who makes the certification.
     Section 11. Inspectors. At any meeting of Stockholders, the Chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares of stock represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the Stockholders.
     Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares of stock represented at the meeting and the results of the voting shall be prima facie evidence thereof.
     Section 12. Reports to Stockholders. The Directors shall submit to the Stockholders at or before the Annual Meeting of Stockholders a report of the business and operations of the Corporation during such fiscal year, containing a balance sheet and a statement of income and surplus of the Corporation, accompanied by the certification of an independent certified public accountant, and such further information as the Directors may determine is required pursuant to any law or regulation to which the Corporation is subject. Within the earlier of twenty (20) days after the Annual Meeting of Stockholders or one hundred twenty (120) days after the end of the fiscal year of the Corporation, the Directors shall place the annual report on file at the principal office of the Corporation and with any governmental agencies as may be required by law and as the Directors may deem appropriate.

     Section 13. Nominations and Proposals by Stockholders.
          (a) Annual Meetings of Stockholders.
               (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Stockholders may be made at an Annual Meeting of Stockholders: (A) pursuant to the Corporation’s notice of meeting; (B) by or at the direction of the Directors; or (C) by any Stockholder of the Corporation who was a Stockholder of record both at the time of giving of notice provided for in this Section 13(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).
               (ii) For nominations or other business to be properly brought before an Annual Meeting by a Stockholder pursuant to clause (C) of paragraph (a) (i) of this Section 13, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by Stockholders. To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120 th calendar day before the first anniversary of the date of the Corporation’s proxy statement released to Stockholders in connection with the preceding year’s Annual Meeting; provided, however, that in the event that the date of the current year’s Annual Meeting has been changed by more than thirty (30) days from the date of the preceding year’s meeting or if the Corporation did not hold an Annual Meeting the preceding year, notice by the Stockholder to be timely must be so delivered within a reasonable time before the Annual Meeting begins to print and mail its proxy materials. In no event shall the public announcement of a postponement or adjournment of an Annual Meeting to a later date or time commence a new time period for the giving of a Stockholder’s notice as described above. Such Stockholder’s notice shall set forth: (A) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (B) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such Stockholder, as it appears on the Corporation’s books, and of such beneficial owner; and (ii) the number of each class of shares of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner.
          (iii) Notwithstanding anything in the second sentence of paragraph (a) (ii) of this Section 13 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
          (b) Special Meetings of Stockholders. Only such business shall be conducted at a Special Meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a Special Meeting of Stockholders at which Directors are to be elected: (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) provided that the Board of Directors has determined that Directors shall be elected at such Special Meeting, by any Stockholder of the Corporation who was a Stockholder of record both at the time of giving of notice provided for in this Section 13(b) and at the time of the Special Meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(b). In the event the Corporation calls a Special Meeting of Stockholders for the purpose of electing one or more Directors to the Board of Directors, any such Stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation’s notice of meeting, if the Stockholder’s notice containing the information required by paragraph (a) (ii) of this Section 13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such Special Meeting and not later than the close of business on the later of the 90th day prior to such Special Meeting or the 10th day following the day on which public announcement is first made of the date of the Special Meeting and of the nominees proposed by the Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a Special Meeting to a later date or time commence a new time period for the giving of a Stockholder’s notice as described above.

          (c) General.
               (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to be elected as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such nomination or proposal shall be disregarded.
               (ii) For purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
               (iii) Notwithstanding the foregoing provisions of this Section 13, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 14. Informal Action by Stockholders.
          (a) Any action by Stockholders may be taken without a meeting, if a majority of shares of stock entitled to vote on the matter (or such larger proportion of shares of stock as shall be required to take such action) consent to the action in writing and the written consents are filed with the records of the meetings of Stockholders.
          (b) In order that the Corporation may determine the Stockholders entitled to consent to action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any Stockholder of record seeking to have the Stockholders authorize or take action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days of the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received and no prior action by the Board of Directors is required by applicable law, the record date for determining Stockholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Maryland, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of Stockholders meetings are recorded, in each case to the attention of the Secretary of Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received and prior action by the Board of Directors is required by applicable law, the record date for determining Stockholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
     Section 15. Voting by Ballot. Voting on any question or in any election may be by voice unless the presiding officer shall order or any Stockholder shall demand that voting be by ballot.
ARTICLE III
DIRECTORS
     Section 1. Number. The number of directors (“Directors”) which shall constitute the whole Board shall be no fewer than three (3) and no more than twelve (12). Such numbers may be altered (but not to less than three (3)) by amendment to this By-law.
     Section 2. Selection. The Directors shall be elected at the Annual Meeting of the Stockholders, except as provided in Section 5 of this Article, and except that the first Directors of the Corporation were named in the Articles of Incorporation, each Director elected shall hold office until the next Annual Meeting of the Stockholders and until the Director’s successor is elected and qualified, or until the Director’s earlier resignation or removal.

     Section 3. Composition. A majority of the members of the Board of Directors shall, except during the period of a vacancy or vacancies therein, be “Independent Directors,” as such term is defined or construed from time to time in the Exchange Act and the rules and regulations of the Securities and Exchange Commission, the rules and regulations of any stock exchange or automated interdealer quotation system on which any shares of stock of the Corporation are listed or quoted, and other laws and regulations applicable to the Corporation.
     Section 4. Resignation; Removal. Any Director may resign at any time upon written notice to the Corporation. Any Director may be removed, with or without cause, by the vote or written consent of the holders of a majority of the outstanding shares of Common Stock then entitled to vote for the election of Directors.
     Section 5. Vacancies. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than three Directors remain). Subject to the rights of holders of one or more classes or series of preferred shares then outstanding, any vacancy on the Board of Directors (including a vacancy created by an increase in the number of Directors) shall be filled by a majority of the remaining Directors or, if the remaining Directors fail to act or there is no remaining Director, by the votes of holders of at least a majority of the shares of stock entitled to vote thereon and present in person or by proxy at any meeting of the Stockholders called for that purpose. Any individual so elected as Director shall hold office for the unexpired term of the Director he or she is replacing.

     Section 6. Chairman of the Board. The Board of Directors may elect from among the Directors a Chairman of the Board of Directors by affirmative vote of a majority of the full Board of Directors taken at any regular or special meeting of Directors. The Chairman of the Board shall act as chairman at all meetings of the Stockholders at which the Chairman of the Board is present and shall preside at all meetings of the Board of Directors at which the Chairman of the Board is present. In the absence of the Chairman of the Board, the duties of the Chairman of the Board shall be performed and the authority of the Chairman of the Board may be exercised by the Vice Chairman of the Board.
     Section 7. Vice Chairman of the Board. The Board of Directors may elect from among the Directors a Vice Chairman of the Board of Directors by affirmative vote of a majority of the full Board of Directors taken at any regular or special meeting of Directors. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, act as chairman at all meetings of the Stockholders at which the Vice Chairman of the Board is present and shall preside at all meetings of the Board of Directors at which the Vice Chairman of the Board is present.
     Section 8. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders. A Director shall be an individual at least twenty-one (21) years of age who is not under legal disability. In case of failure to elect Directors at an Annual Meeting of Stockholders, the Directors holding over shall continue to direct the management of the business and affairs of the Corporation until their successors are elected and qualify.

     Section 9. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Maryland at such place or places as the Board may from time to time designate (in the case of regular meetings) or as shall be specified in the notice of such meeting (in the case of special meetings).
     Section 10. Regular Meetings. The Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.
     Section 11. Special Meetings. Special meetings of the Board may be called by the Chairman or the Chief Executive Officer; special meetings shall also be called by the Chairman or Secretary pursuant to the written request of a majority of the Directors.
     Section 12. Notice. Notice of any special meeting of the Board shall be given by written notice delivered personally, telegraphed, facsimile-transmitted, mailed electronically or mailed to each Director at the Director’s business or residence address. Personally delivered or telegraphed notices shall be given at least two (2) days prior to the meeting. Notice by mail shall be given at least five (5) days prior to the meeting. Telephone, facsimile-transmitted or electronically mailed notice shall be given at least twenty-four (24) hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the Director is personally given such notice in a telephone call to which the Director is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address previously given by the Director to, and on file with, the Corporation. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number previously given by the Director to, and on file with, the Corporation and receipt of a completed transmission report confirming delivery. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
     Section 13. Quorum; Voting.
          (a) At all meetings of the Board, a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless statute, the Articles of Incorporation or these Bylaws require a greater proportion.
          (b) If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
          (c) The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

     Section 14. Telephone Meetings. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
     Section 15. Action by Written Consent. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and if the writing or writings are filed with the minutes of proceedings of the Board.
     Section 16. Compensation; Financial Assistance. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Directors, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Directors or of any committee thereof; and for their expenses, if any, in connection with any other service or activity performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 17. Loss of Deposits. No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.
     Section 18. Surety Bonds. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of the Director’s duties.

ARTICLE IV
COMMITTEES
     Section 1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation and the Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that the majority of the members of the Corporation’s audit committee, and at least one (1) member of each and any other committee, except during the period of a vacancy or vacancies therein, shall be Independent Directors. Any such committee, to the extent provided in the resolution, and subject to any restrictions imposed by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to (i) declare dividends or distributions of stock; (ii) issue stock, except in accordance with resolution of the Board or by adoption of a stock option or other plan; (iii) recommend to the Stockholders any action which requires Stockholder approval; (iv) amend these Bylaws; (v) approve any merger or share exchange which does not require Stockholder approval; or (vi) take such other action which may be from time to time prohibited by the Maryland General Corporation Law. Such committee or committees may also authorize the seal of the Corporation to be affixed to all papers which may require it.
     Section 2. Meetings. Each committee may designate a chairman of such committee. Meetings of any committee may be called by or at the request of the chairman of the committee, the Chief Executive Officer or by a majority of the members of the committee. The person or persons authorized to call meetings of any committee may fix any place, either within or without the State of Maryland, as the place for holding any meetings of the committee called by them. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
     Section 3. Notice of Committee Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.
     Section 4. Quorum for Committee Meetings. The presence of a majority of the total membership of any committee shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action at such meeting.
     Section 5. Vacancies, Removal and Dissolution. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.
     Section 6. Telephone Meetings. Members of a committee may participate in a committee meeting by means of a conference telephone or similar communications equipment if all persons participating in the committee meeting can hear each other at the same time. Participation in a committee meeting by these means shall constitute presence in person at the committee meeting.

     Section 7. Informal Action by Committees. Any action required or permitted to be taken at any committee meeting may be taken without a committee meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of the committee.
     Section 8. Minutes of Committees. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
ARTICLE V
WAIVER OF NOTICE
     Section 1. Waiver. Whenever any notice is required to be given under the provisions of any applicable statute or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of Stockholders, Directors, or a committee of Directors, shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Directors, or members of a committee of Directors need to be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

ARTICLE VI
OFFICERS
     Section 1. Number; Qualification. The officers of the Corporation shall include a Chief Executive Officer, a President, a Treasurer, and a Secretary. The officers of the Corporation may also include the Chairman of the Board, one or more Vice Presidents, including Executive Vice Presidents and Senior Vice Presidents, one or more Assistant Treasurers or Assistant Secretaries, and any other officers with such powers and duties as necessary or desirable. Any number of offices may be held by the same person unless the Articles of Incorporation or these Bylaws provide otherwise, but the President may not serve concurrently as Vice President.
     Section 2. Election. The following officers of the Corporation shall be elected annually by the Board of Directors: a Chief Executive Officer, a President, any Executive Vice Presidents, a Treasurer, and a Secretary. The Chief Executive Officer or President may from time to time appoint one or more Senior Vice Presidents, Vice Presidents (not designated as Executive Vice President), Assistant Treasurers, Assistant Secretaries, and any other officers. Each officer shall hold office until the officer’s successor is elected and qualifies or until the officer’s death, resignation or removal in the manner hereinafter provided. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.
     Section 3. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

     Section 4. Removal and Resignation. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board if, in its judgment, the Board finds that the best interests of the Corporation will be served, but such removal shall be without prejudice to the contractual rights of any person so removed. Any officer may resign at any time upon written notice to the Corporation. Any officer appointed by either the Chief Executive Officer or the President may be removed by either the Chief Executive Officer or the President if, in such officer’s judgment, the officer finds that the best interests of the Corporation will be served, but such removal shall be without prejudice to the contractual rights of any person so removed. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
     Section 5. Vacancy. Any vacancy occurring in any office of the Corporation shall be filled by or in the manner prescribed by the Board of Directors.
     Section 6. Chief Executive Officer. The Directors may designate a Chief Executive Officer from among the elected officers. The Chief Executive Officer shall direct, coordinate and control the Corporation’s business and activities and its operating expenses and capital expenditures, and shall have general authority to exercise all the powers necessary for the chief executive officer of the Corporation, all in accordance with basic policies established by and subject to the control of the Board of Directors. The Chief Executive Officer may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the

Board, and the Chief Executive Officer may delegate these powers. The Chief Executive Officer shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation.
     Section 7. President. In the absence of a designation of a Chief Executive Officer by the Directors, the President shall be the chief executive officer. The President shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.
     Section 8. Vice President. In the absence of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order of seniority designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The Vice President shall generally assist the Chairman of the Board and the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.
     Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and meetings of the Stockholders and shall record all the proceedings of the meetings of the Stockholders and of the Board of Directors in a book to be kept for that purpose. The

Secretary shall give, or cause to be given, required notice of all meetings of the Stockholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall have custody of the stock certificate books and Stockholder records and such other books and records as the Board of Directors may direct. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by the Secretary’s signature.
     Section 10. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all the Treasurer’s transactions as treasurer and of the financial condition of the Corporation. If required by the Directors, the Treasurer shall give the trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board of Directors or Chairman may from time to time prescribe.

     Section 11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer or the Directors. The Assistant Treasurers shall, if required by the Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Directors.
ARTICLE VII
CERTIFICATES OF STOCK
     Section 1. Form and Number. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, the President or the Vice President and countersigned by the Treasurer, the Secretary or an Assistant Treasurer or Assistant Secretary certifying the number of shares owned by the holder in the Corporation. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation as if the officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of issue. Each certificate representing shares of stock which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any Stockholder, upon request and without charge, a full statement of such information.
     Section 2. Lost Certificates. The Board of Directors may direct that a new stock certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to give the Corporation a bond in such sum as it may direct as Indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 3. Transfer of Shares. Certificates shall be treated as negotiable, and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. No transfers of shares of the Company shall be made if (i) void ab initio pursuant to any provision of the Articles of Incorporation, (ii) the Board of Directors, pursuant to any provision of the Articles of Incorporation or other written agreement between or among any Stockholder(s) and the Corporation, shall have refused to permit the transfer of such shares, or (iii) the shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state blue-sky or securities laws, unless exemptions from the registration requirements of the Act and applicable state blue-sky or securities laws are, in the opinion of counsel, satisfactory to the Corporation, for the transferor, available. Permitted transfers of shares of the Corporation shall be made on the stock records of the Corporation only upon the instruction of the registered holder thereof, or by the registered holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares accompanied by proper evidence of authority to transfer, as to any transfers not prohibited by any provision of the Articles of Incorporation or by action of the Board of Directors thereunder, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 4. Fixing Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than ninety (90) nor less than ten (10) days before the date of a Stockholders’ meeting, nor more than ninety (90) days prior to the payment of such dividends, the distribution or exercise of such rights or the taking of any other lawful action.
     In lieu of fixing a record date, the Directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten (10) days before the date of such meeting.

     If no record date is fixed and the stock transfer books are not closed for the determination of Stockholders, (a) the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Directors, declaring the dividend or allotment of rights, is adopted, but the payment or allotment may not be made more than sixty (60) days after the date on which the resolution is adopted.
     When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than one hundred twenty (120) days after the record date fixed for the original meeting, in either of which case a new record date shall be determined set forth herein.
     Section 5. Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of stock of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and except as required by law shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Except as required by law, no such purchaser, assignee, transferee or other person shall be entitled to receive notice of the meetings of Stockholders, to vote at such meetings, to examine a complete list of the Stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.
     Section 6. Fractional Shares; Issuance of Units. The Directors may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, the Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Directors may provide that for a specified period securities of the Corporation issued in such units may be transferred on the books of the Corporation only in such units.
ARTICLE VIII
INDEMNIFICATION OF OFFICERS AND DIRECTORS
     Section 1. Right to Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.
     Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Articles of Incorporation of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
     Section 2. Indemnification of Employees and Agents of the Corporation. With the approval of the Board of Directors, the Corporation shall, to the maximum extent permitted by the Maryland law in effect from time to time, and to such further extent as it shall deem appropriate under the circumstances, provide such indemnification and advancement of expenses as described in Section 1 above, to any employee or agent of the Corporation or a predecessor of the Corporation.

     Section 3. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, manager, member, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the specified statutory authority, the Articles of Incorporation or the provisions of this Article.
     Section 4. Reliance on Certain Information. In performing a Director’s duties, a Director shall be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, in each case prepared or presented by any of the following:
          (a) One or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented.
          (b) A lawyer, certified public accountant, or other person as to matters which a Director reasonably believes to be within the person’s professional or expert competence.
          (c) A committee of the Board of Directors upon which the Director does not serve, as to matters within its designated authority, which the Director reasonably believes to merit confidence; provided however that a Director shall not be considered to be acting in good faith if the Director has any knowledge concerning the matter in question that would cause the Director’s reliance to be unwarranted.

ARTICLE IX
MISCELLANEOUS
     Section 1. Fiscal Year. The fiscal year of the Corporation shall be from January 1 through December 31.
     Section 2. Deposits; Checks. The Corporation shall establish a bank account for deposit of the funds of the Corporation and the drawing of checks or drafts thereon. All checks or drafts drawn on such account shall require the signature of such officer or officers, agent or agents of the Corporation in such manner as shall from time to time be determined by the Directors. The appointment of additional signatories of the bank account and the opening of additional bank accounts shall require the approval of the Board of Directors or such officers of the Corporation as shall from time to time be determined by the Directors.
     Section 3. Contracts. The Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Directors or by an authorized person shall be valid and binding upon the Directors and upon the Corporation when authorized or ratified by action of the Directors.
     Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X
[Reserved]
ARTICLE XI
AMENDMENTS
     Section 1. Articles of Incorporation. Subject to the terms of the Articles of Incorporation of the Corporation, these Bylaws may be repealed or amended, or new Bylaws adopted, by the Board of Directors; provided, however that the Board of Directors shall have no power or authority to modify, alter or repeal Section 3 or Section 5(a) of Article III, Section 1 of Article IV or this Article XI, and that the affirmative vote of that portion of the then outstanding Common Stock entitled to vote generally in the election of directors necessary to approve an amendment to the Corporation’s Articles of Incorporation pursuant to the Maryland General Corporation Law shall be required to approve such modification, alteration or repeal.

CERTIFICATION
OF
FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED BYLAWS
OF
COMMERCIAL NET LEASE REALTY, INC.
     I, Julian E. Whitehurst, certify that I am the Executive Vice President, Chief Operating Officer and Secretary of Commercial Net Lease Realty, Inc., a Maryland corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, and that the attached Exhibit A reflects a true and correct copy of the First Amendment to the Third Amended and Restated Bylaws of the Corporation adopted by the Corporation’s Board of Directors on April 28, 2006, and effective as of May 1, 2006.
Dated: April 28, 2006

/s/ Julian E. Whitehurst
Julian E. Whitehurst
Executive Vice President, Chief Operating Officer and Secretary

EXHIBIT A

FIRST AMENDMENT TO THE
THIRD AMENDED AND RESTATED BYLAWS OF
COMMERCIAL NET LEASE REALTY, INC.
     1.     This First Amendment to the Third Amended and Restated Bylaws of Commercial Net Lease Realty, Inc. (the “Bylaws”) shall be effective as of May 1, 2006.
     2.     Article I, Section 1. is hereby amended by striking the first sentence and inserting in lieu thereof the following:
             “The registered office of National Retail Properties, Inc. (the “Corporation”) shall be 300 East Lombard Street, Baltimore, Maryland 21202.”
     3.     All references in the Bylaws to the “Corporation” shall mean National Retail Properties, Inc.
     In Witness Whereof, this First Amendment is executed as of the 28th day of April, 2006.

COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation
By:	/s/ Julian E. Whitehurst
Julian E. Whitehurst
Executive Vice President, Chief Operating Officer and Secretary